Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in Oaktree Strategic Credit Fund

Tendered Pursuant to the Offer to Purchase

Dated August 14, 2026

The Offer and withdrawal rights will expire on September 11, 2026 and this Letter of Transmittal must be received by

the Fund’s Transfer Agent, either by mail, email or fax, by 11:59 p.m.,

Eastern Time, on September 11, 2026, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to Oaktree Strategic Credit Fund, a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) and is organized as a Delaware statutory trust (the “Fund”), the common shares of beneficial interest in the Fund (the “Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated August 14, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares or portions thereof tendered hereby.

As set forth in the Fund’s prospectus dated January 30, 2026, as amended and/or supplemented from time to time (the “Prospectus”), there is a limit (the “Fee Cap”) on the aggregate amount of upfront placement fees, brokerage commissions and shareholder servicing and/or distribution fees (the “Fees”) that can be charged to an investor that holds an investment in Class T, Class S and/or Class D shares of the Fund. The Fee Cap is a percentage of the gross proceeds of an investor’s Fund investment as described in the Prospectus. Once the Fee Cap has been met by an investor, that investor will no longer be charged the Fees, and the investor’s Class T, Class S and/or Class D shares, as applicable, will convert into Class I shares without any action required on the investor’s part. Please see the section “Plan of Distribution—Limitations on Underwriting Compensation” in the Prospectus for additional details. By signing below, the undersigned acknowledges and agrees that the undersigned is aware of the Fee Cap and has taken the Fee Cap into consideration in determining whether to request a repurchase of some or all of the undersigned’s Shares.

A non-negotiable, non-transferable and non-interest bearing promissory note for the purchase price will be issued if the Fund accepts for purchase the Shares tendered hereby. The undersigned acknowledges that SS&C GIDS, Inc., the Fund’s transfer agent (the “Transfer Agent”), will hold the promissory note on behalf of the

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undersigned. Following the determination of the purchase price, cash payment(s) of the purchase price for the Shares or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account from which your subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY TO THE TRANSFER AGENT.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THE OFFER TO PURCHASE, THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER DOCUMENTS RELATED TO THE OFFER TO PURCHASE, YOU SHOULD CONTACT THE TRANSFER AGENT TOLL-FREE AT (844) 825-0488 OR THE FUND AT (855) 777-8001.

IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE UNDERSIGNED AND THAT THE RISK OF LOSS OF THIS LETTER OF TRANSMITTAL AND OTHER DOCUMENTS SHALL PASS ONLY AFTER THE TRANSFER AGENT HAS ACTUALLY RECEIVED THE LETTER OF TRANSMITTAL. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Confirmation of receipt of this Letter of Transmittal may be directed to the Transfer Agent by phone at 844-825-0488 or by mail at the following address: SS&C GIDS, Inc., Attention: Oaktree Strategic Credit Fund, 430 W 7th Street, Suite 219790, Kansas City, MO 64105-1407. The Fund strongly recommends that you confirm receipt of your Letter of Transmittal with the Transfer Agent by calling 844-825-0488, Monday through Friday, except holidays, during normal business hours of 8:00 a.m. to 5:00 p.m. (Central Time).

VALUATION DATE: September 30, 2026

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), September 11, 2026

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As This Letter of Transmittal Must Ultimately Be Received By The Fund’s Transfer Agent No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

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PLEASE SEND COMPLETED FORMS TO THE FUND’S TRANSFER AGENT AT:

Regular Mail

SS&C GIDS, Inc.

Attn: Oaktree Strategic Credit Fund

P.O. Box 219790

Kansas City, MO 64121-9790

Overnight Mail

SS&C GIDS, Inc.

Attn: Oaktree Strategic Credit Fund

801 Pennsylvania Avenue, Suite 219790

Kansas City, MO 64105-1407

Fax: 816-398-6662 (local); 833-623-2398 (toll-free) FOR ADDITIONAL INFORMATION CALL: 844-825-0488 Email OAKCAPITAL.ai@sscinc.com

PART 1 – NAME (AS IT APPEARS ON YOUR OAKTREE STRATEGIC CREDIT FUND STATEMENT) AND CONTACT INFORMATION:

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐	Full Repurchase

☐	Partial Repurchase* of Class I Shares (_________ Shares)

☐	Partial Repurchase* of Class S Shares (_________ Shares)

☐	Partial Repurchase* of Class D Shares (_________ Shares)

☐	Partial Repurchase* of Class T Shares (_________ Shares)

*

Please only provide a number of Shares, not a dollar amount. If the requested partial repurchase would put your account balance below the required minimum balance of $500, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance

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OAKTREE STRATEGIC CREDIT FUND ACCOUNT # (should be the same as in Part 1): _________________

PART 3 – PAYMENT

Payments will be directed back to the account from which your subscription funds were debited. Contact your financial intermediary or account manager if you have any questions.

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus and the Offer to Purchase and all capitalized terms used herein have the meaning as defined in the Fund’s Prospectus. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature    Print Name of Authorized Signatory (and Title if applicable)     Date

Signature    Print Name of Authorized Signatory (and Title if applicable)     Date

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Letter of Transmittal

Regarding Shares in Oaktree Strategic Credit Fund

For Clients of Merrill Lynch, Pierce, Fenner & Smith Incorporated

Tendered Pursuant to the Offer to Purchase

Dated August 14, 2026

Your Merrill Lynch Financial Advisor/Portfolio Manager must submit this Letter of Transmittal for processing by

11:59 p.m., Eastern Time, on September 11, 2026, unless the Offer is extended

Should you wish to participate in the Offer, please contact your Merrill Lynch Financial Advisor/Portfolio Manager who will enter the order and provide you with a customized Letter of Transmittal for your account. The Letter of Transmittal generated for your account will need to be signed and returned or delivered to your Merrill Lynch Financial Advisor/Portfolio Manager.

For additional information call your Merrill Lynch Financial Advisor/Portfolio Manager.

Dear Shareholder:

The undersigned hereby tenders to Oaktree Strategic Credit Fund, a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) and is organized as a Delaware statutory trust (the “Fund”), the common shares of beneficial interest in the Fund (the “Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated August 14, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares or portions thereof tendered hereby.

As set forth in the Fund’s prospectus dated January 30, 2026, as amended and/or supplemented from time to time (the “Prospectus”), there is a limit (the “Fee Cap”) on the aggregate amount of upfront placement fees, brokerage commissions and shareholder servicing and/or distribution fees (the “Fees”) that can be charged to an investor that holds an investment in Class T, Class S and/or Class D Shares. The Fee Cap is a percentage of the gross proceeds of an investor’s Fund investment as described in the Prospectus. Once the Fee Cap has been met by an investor, that investor will no longer be charged the Fees, and the investor’s Class T, Class S and/or Class D Shares, as applicable, will convert into Class I Shares without any action required on the investor’s part. Please see the section “Plan of Distribution—Limitations on Underwriting Compensation” in the Prospectus for additional details. By signing below, the undersigned acknowledges and agrees that the undersigned is aware of the Fee Cap and has taken the Fee Cap into consideration in determining whether to request a repurchase of some or all of the undersigned’s Shares.

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A non-negotiable, non-transferable and non-interest-bearing promissory note for the purchase price will be issued if the Fund accepts for purchase the Shares tendered hereby. The undersigned acknowledges that SS&C GIDS, Inc., the Fund’s transfer agent, will hold the promissory note on behalf of the undersigned. Following the determination of the purchase price, cash payment(s) of the purchase price for the Shares or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account at your financial intermediary from which your subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

Instructions to Tendering Shareholder:

Please contact your Merrill Lynch Financial Advisor/Portfolio Manager who will enter the tender order and provide you with a customized Letter of Transmittal for your account. The Letter of Transmittal generated for your account will need to be signed and returned or delivered to your Merrill Lynch Financial Advisor/Portfolio Manager. For additional information, call your Merrill Lynch Financial Advisor/Portfolio Manager. If the shareholder chooses to fax the signed Letter of Transmittal (or otherwise deliver not in original form), it should mail the original Letter of Transmittal to its Merrill Lynch Financial Advisor/Portfolio Manager promptly after it is initially delivered (although the original does not have to be received before 11:59 p.m., Eastern Time, on September 11, 2026).

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Tender Offer Signature Pages – U.S. Investors Document No.: Client Account No.: These Tender Offer Request Signature Pages (or "Signature Pages") related to the client's (the "Client") redemption or repurchase request from one or more investment funds (each, a "Fund"). The term "Fund" or "Funds" as used herein refers to each investment fund from which the Client is redeeming as set forth in the Signature Pages. The term "interest" refers to any unit participation, share, or other form of interest issued by a Fund. Registration / Client Account Details Account registration and address Account classifications Taxpayer identification number Account Number Exempt payee code Exemption from FATCA reporting code FATCA classifications

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Document No.: Client Account No.: Request Tender / Redemption Details Fund Name: Effective Date Cut-off Date Channel Tender Type Units (if Partial) ` Full ` Partial Payment Cash payments due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or Private Bank, as indicated above, who will facilitate the distribution of proceeds into the Client's account. Signature By executing and submitting these Signature Pages, you acknowledge that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal. Except as stated in the Offer, this request is irrevocable. You acknowledge the absolute right of the Fund to reject any and all tenders, including those that the Fund determines, in its sole discretion, are not in the appropriate form. You represent that you are the beneficial owner of the interests in the Fund to which this request relates, or that the person signing this request is an authorized representative of the redeeming investor.

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Document No.: Client Account No.: Internal Revenue Code Certification Under penalties of perjury, by signature below, you hereby represent, warrant and certify as follows: (a) the Social Security/Taxpayer ID Number set forth in these Signature Pages is your true, correct and complete Social Security/Taxpayer ID Number, and you are a U.S. Citizen or other United States person (as defined in the instructions to IRS Form W-9); (b) you are not subject to backup withholding because (i) you are exempt from backup withholding, (ii) you have not been notified by the Internal Revenue Service that you are subject to backup withholding; and (c) if an exemption from the Foreign Account Tax Compliance Act (FATCA) reporting was on this document then you certify that the FATCA code(s) entered on this document, if any, indicating that you are exempt from FATCA reporting is correct. Certification instructions. ` Check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. If one or more of the signatories listed here does not need to sign on behalf of the account, cross out their name. This does not apply to joint accounts. Signature 1: Signature 1 Date Signer's name (please print) Title Signature 2: Signature 2 Date Signer's name (please print) Title Signature 3: Signature 3 Date Signer's name (please print) Title Signature 4: Signature 4 Date Signer's name (please print) Title Signature 5: Signature 5 Date Signer's name (please print) Title Signature 6: Signature 6 Date Signer's name (please print) Title

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Document No.: Client Account No.: Investment Professional Attestation The undersigned Investment Professional hereby certifies that the Client is known to and is a Client of the Investment Professional, and the Investment Professional has had substantive discussions with the Client regarding the Client's Investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Client on these Signature Pages are true and correct, (ii) based on information obtained from the Client concerning the Client's Investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the Client, and (iii) that the Client's contact information on record with the sAelling agent and as noted on these Signature Pages is true and correct. The Investment Professional confirmed that the Client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es)/tranche(s) and series of interests issued by each Fund in which the Client currently invests. Investment Professional name Production number / PB CAI number Investment Professional signature Date Document No.: Client Account No.: Investment Professional Attestation The undersigned Investment Professional hereby certifies that the Client is known to and is a Client of the Investment Professional, and the Investment Professional has had substantive discussions with the Client regarding the Client's Investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Client on these Signature Pages are true and correct, (ii) based on information obtained from the Client concerning the Client's Investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the Client, and (iii) that the Client's contact information on record with the sAelling agent and as noted on these Signature Pages is true and correct. The Investment Professional confirmed that the Client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es)/tranche(s) and series of interests issued by each Fund in which the Client currently invests. Investment Professional name Production number / PB CAI number Investment Professional signature Date

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